UNITED STATES

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CORAUTUS GENETICS INC.

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PRESS RELEASE

VIA Names Richard Anderson, Mark Bagnall and David Howard as Director Nominees for Combined Company Following Corautus Genetics Inc. Merger

SAN FRANCISCO, May. 24, 2007/PRNewswire-FirstCall/—VIA Pharmaceuticals, Inc., a privately-held drug development company headquartered in San Francisco, California, today announced that it has named Richard L. Anderson, Mark N.K. Bagnall and David T. Howard as VIA’s remaining nominees to be appointed as directors of the combined company effective upon the closing of the merger transaction between VIA and Corautus Genetics Inc. (Nasdaq: VEGF). The closing of the merger is conditioned upon, among other matters, approval of the merger by Corautus’s stockholders.

“We are very excited about Dick, Mark and David agreeing to join the board of the combined company. Their significant industry experience, broad expertise and independent viewpoints will provide valuable guidance to us as a public company following the merger,” said Douglass B. Given, MD, Ph.D., Chairman of the Board of Directors of VIA and VIA’s nominee as the Chairman of the Board of Directors of the combined company following the merger.

As disclosed in the Corautus proxy statement filed on May 10, 2007, the combined company’s board of directors will consist of seven directors, three of whom are current directors of VIA (Lawrence K. Cohen, Ph.D., Fred B. Craves, Ph.D., and Douglass B. Given, M.D., Ph.D.), one of whom is a current director of Corautus (John R. Larson J.D.) and three of whom were required to be designated by VIA prior to the closing of the merger. VIA has since advised Corautus that Richard L. Anderson, Mark N.K. Bagnall and David T. Howard are its three remaining designees to the combined company’s board of directors. Messrs. Anderson, Bagnall and Howard do not currently beneficially own any shares of VIA or Corautus common stock. At the effective time of the merger, all existing directors of Corautus (other than Mr. Larson) will resign and Drs. Cohen, Craves, and Given and Messrs. Anderson, Bagnall and Howard will be appointed to the Board of Directors to fill the vacancies. Set forth below are biographies for each of Messrs. Anderson, Bagnall and Howard.

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Richard L. Anderson, age 67, has been the Corporate Vice President and Chief Financial Officer of Mannkind Corporation, a biopharmaceutical company, since October 2002. From January 1997 to September 2002, Mr. Anderson held various executive positions at NeoRx Corporation, a Seattle-based publicly traded biotechnology company, including President, Chief Operating Officer, Chief Financial Officer and Senior Vice President, Finance and Operations. Mr. Anderson holds a master’s degree in Management from Johns Hopkins University, a master’s degree in solid state physics from the University of Maryland and a bachelor’s degree in physics from Bucknell University.

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David T. Howard, age 57, joined the Board of Directors of Angiotech Pharmaceuticals, Inc., a pharmaceutical and medical device company, in March 2000 and became Chair of the Board of Directors in September 2002. Mr. Howard is a director of SemBioSys Genetics, Inc., a biotechnology company, and James Richardson International, Inc., a privately-owned agricultural business. Previously, he was Chair of the Board and Chief Executive Officer of SCOLR, Inc., a biopharmaceutical company located in Redmond, Washington. Prior to this, Mr. Howard served as President and Chief Operating Officer of two pharmaceutical companies: Novopharm International of Toronto, Ontario and President of Novopharm USA, Inc. Mr. Howard’s industry experience includes operational and strategic positions with Boehringer Mannheim Canada, where he was Vice President Pharmaceuticals Division, and Rhône-Poulenc Pharma in Montreal and Paris, where he was Vice-President Sales and Marketing and International Product Manager, respectively.

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Mark N.K. Bagnall, age 50, currently is Senior Vice President and Chief Finance and Operations Officer of Metabolex, Inc., a privately-held pharmaceutical company focused on the development of drugs to treat diabetes and related metabolic disorders. Mr. Bagnall has been in the biotechnology industry for over 17 years. In the 12 years prior to joining Metabolex, Mr. Bagnall held the top financial position at four life science companies: Metrika, Inc., a privately-held diagnostics company, and three public biotechnology companies; Progenitor, Inc., Somatix Therapy Corporation, and Hana Biologics, Inc. During his career in biotechnology, he has managed several private and public financings, merger and acquisition transactions and corporate licensing agreements. Mr. Bagnall received his B.S. in Business Administration from the U.C. Berkeley Business School and is a Certified Public Accountant.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, Corautus has filed a proxy statement and other materials with the Securities and Exchange Commission (SEC). The proxy statement contains important information about Corautus, VIA and the proposed transaction. Copies of the proxy statement and other relevant documents are available without charge, at the SEC’s Internet site (http://www.sec.gov).

About VIA Pharmaceuticals, Inc.

VIA Pharmaceuticals, Inc. is a biotechnology company focused on the development of compounds for the treatment of cardiovascular disease. VIA is building a pipeline of small-molecule drugs that target inflammation in the blood vessel wall, an underlying cause of atherosclerosis and its complications, including heart attack and stroke. The company’s lead drug candidate, VIA-2291, is in two concurrent Phase II clinical studies in patients with cardiovascular disease. VIA is privately-held and headquartered in San Francisco, CA. For more information, visit: www.viapharmaceuticals.com

Forward-Looking Statements

This document includes forward-looking statements. Certain information, projections and statements included in this document are necessarily based upon estimates and assumptions that, while considered reasonable by VIA’s management, are inherently subject to significant business economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of management, and are based upon assumptions with respect to future business decisions, which are subject to change. Management’s projections and VIA’s actual results will vary and those variations may be material. Nothing in this document should be regarded as a representation by VIA or any other person that the forward-looking statements and projections set forth herein will be achieved or that any of the contemplated results of such forward-looking statements or projections will be achieved. Forward-looking statements speak only as of the date they are made, and VIA undertakes no obligation to update any of them in light of new information or future events. Neither VIA nor any of its agents, representatives, officers, employees or affiliates assumes responsibility for the accuracy or adequacy of information contained within this document.

Contact Information:

VIA Pharmaceuticals, Inc.

James G. Stewart

Senior Vice President and Chief Financial Officer

415.283.2204

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Corautus urges you to read the definitive proxy statement filed with the Securities and Exchange Commission on May 10, 2007 and subsequent additional proxy materials. To the extent that information in these additional proxy materials differs from, updates or conflicts with information contained in the definitive proxy statement, the information in these additional proxy materials is more current and supersedes any inconsistent information in the definitive proxy statement. You can obtain a copy of the definitive proxy statement, and any other documents Corautus files with the SEC, including Corautus’s Annual Reports on Form 10-K; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; and any amendments to those reports filed or furnished pursuant to the Securities Exchange Act of 1934, on the SEC’s web site (www.sec.gov). These documents can also be reviewed and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Information about the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Corautus makes available, free of charge through its website at www.corautus.com, its Annual Reports on Form 10-K; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; and any amendments to those reports filed or furnished pursuant to the Securities Exchange Act of 1934, as soon as reasonably practicable after the material is electronically filed with, or furnished to, the SEC. The information on Corautus’s web site is not incorporated by reference into these additional proxy materials or the definitive proxy statement.